THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 72
                          AND SERIES 73

                         TRUST AGREEMENT

                     Dated:  March 12, 1998

     This Trust Agreement among Nike Securities L.P., as Depositor, Chase Manhattan Bank, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust GNMA, Series 62 and subsequent Series, effective December 19, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST
  FOR THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST SERIES 72
                          ("SERIES 72")

     The following special terms and conditions are hereby agreed to:

     (a)    The  Securities defined in Section 1.01(5) listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

     (b)    The  number  of  Units in the Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Number of Units" in the Prospectus.

     (c) For the Trust the First General Record Date shall be set forth under "Special Information - Distributions" of the Prospectus.

     (d) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

     (e)     For  the Trust the Record Dates and the Distribution
Dates   shall   be  set  forth  under  "Special   Information   -
Distributions" in the Prospectus.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST
  FOR THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST SERIES 73
                          ("SERIES 73")

     The following special terms and conditions are hereby agreed to:

     (a)    The  Securities defined in Section 1.01(5) listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

     (b)    The  number  of  Units in the Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Number of Units" in the Prospectus.

     (c) For the Trust the First General Record Date shall be set forth under "Special Information - Distributions" of the Prospectus.

     (d) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

     (e)     For  the Trust the Record Dates and the Distribution
Dates   shall   be  set  forth  under  "Special   Information   -
Distributions" in the Prospectus.





                            PART III

     (a) Any reference in the Standard Terms and Conditions of Trust to "per 1,000 Units" shall be amended to read "per 100
Units," and any reference to "$1 per Unit" shall be amended to read "$10 per Unit."

     (b)  Section 1.01(2) of the Standard Terms and Conditions of
Trust shall be amended to read as follows:

          "(2) "Trustee" shall mean the Chase Manhattan Bank, or any successor trustee as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     (c)  Section 1.01(4) of the Standard Terms and Conditions of
Trust shall be amended to read as follows:

                "(4)   "Portfolio  Supervisor" shall  mean  First
          Trust Advisors L.P. and its successors in interest,  or
          any   successor  portfolio  supervisor   appointed   as
          hereinafter provided."

     (d) The first and second paragraphs of Section 2.01 are hereby restated in their entirety as follows:

     Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Obligations relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule A which were not actually delivered concurrently with the execution and delivery to the Trust Agreement and which were represented by Contract Obligations to the Trustee within 10 calendar days after said execution and delivery (the "Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the letter of credit, if any, in its entirety, apply the monies in accordance with Section 3.03(b), and the Depositor shall forthwith take the remedial action specified in Section 3.13. If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in Section 3.13.

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a letter of credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur with 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

    (e) Section 2.01 is hereby amended to include the following subsection:

                "(c) In connection with the deposits described in
     Section 2.01 (a) and (b), the Depositor has, in the case  of
     Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or letter(s) of credit (meeting the conditions set forth in Section 2.07) in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available letter of credit. The Trustee may allow the Depositor to substitute for any letter(s) of credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the letter(s) of credit relates. Any substituted letter(s) of credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the letter of credit in a non-interest bearing account for the Trust."

     (f) The third paragraph of Section 2.01 is hereby amended as subsection (d).

     (g) The following Section 2.07 shall be added immediately after Section 2.06.

     "Section 2.07. Letter of Credit. The Trustee shall not accept any letter of credit under this Indenture unless the stated expiration date of the letter of credit is at least thirty days from the respective date of deposit of Contract Obligations pursuant to Section 2.01(a) or 2.01(b). The Trustee is authorized to downpost the amount available under the letter of credit, if any, deposited by the Depositor by an amount equal to the purchase price of Contract Obligations representing Securities delivered to the Trust on the date of delivery of such Securities."

     (h)    Section 3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the
Interest Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.05 and the addition provided in clause (d) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating  the  accrual of organizational expenses  under  this
Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     (i)   Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

                "Section 3.05(e) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.15."

     (j) Section 3.06(B)(3) is amended in its entirety to read as follows:

                "(3)   the  amount  paid  for  purchases  of  New
          Securities,   Replacement  Securities  or  Reinvestment
          Securities pursuant to Section 3.13 and for redemptions pursuant to Section 5.02."

     (k)   The  title  of  Section 3.13 of  Article  III  of  the
Standard Terms and Conditions of Trust is hereby amended in its entirety to read as follows:

                "Section  3.13.  Limited Replacement  of  Special
          Securities;  Replacement  Securities;  Reinvestment  of
          Principal."

     (l)   Section 3.13 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended by inserting the following paragraphs immediately preceding the last paragraph of such
Section:

                "From the Initial Date of Deposit until such time as the Depositor notifies the Trustee in writing that such action is impractical (the "Reinvestment Period"), the Trustee shall, as directed by the Depositor, enter into contracts (which the Depositor shall have approved as satisfactory in form and substance) to purchase obligations to be held as Securities hereunder as part of the Trust Fund (the "Reinvestment Securities") and shall pay for the same with the moneys held in the Principal Account representing the payment or prepayment of principal on the underlying Securities to the extent that such proceeds are not required for the purpose of redemption of Units or other charges to the Principal Account then pending. In giving such direction, the Depositor shall determine that the Reinvestment Securities to be acquired pursuant to such contract are taxable, mortgage-backed securities of the modified pass-through type, fully guaranteed as to principal and interest by the Government National Mortgage Association and are substantially similar as to maturity and interest rates as the Securities upon which the principal used to purchase such Reinvestment Securities was received.

                 The Trustee may purchase the Reinvestment Securities for deposit in the Trust Fund directly from market makers in such Securities or may retain the Depositor or other brokers to purchase the Reinvestment Securities and pay them usual and customary brokerage commissions for such transactions. Funds remaining in the Principal Account subsequent to a purchase of Reinvestment Securities will remain in such Account until such time as they can be invested into additional Reinvestment Securities. During the Reinvestment Period, amounts in the Principal Account which, the Depositor determines and so notifies the Trustee in writing or via facsimile, are (a) unable to be invested into Reinvestment Securities or (b) are required to be distributed for "regulated investment company" tax purposes shall be distributed on the next semi-annual distribution date, June 30 and December 31 of each year, to Unit holders of record on June 1 and December 1, respectively.

               At such time as the Depositor shall determine that the reinvestment of cash from the Principal Account into Reinvestment Securities shall no longer be practical, the Depositor shall notify the Trustee, in writing, that the Reinvestment Period is terminated. Upon termination of the Reinvestment Period, unreinvested amounts remaining in the Principal Account and amounts subsequently credited to the Principal Account shall be distributed in accordance with Section 3.05."

     (m)   The  last  paragraph of Section 3.13 of  the  Standard
Terms and Conditions of Trust is replaced as follows:

                "Whenever a New Security is acquired by the Depositor pursuant to the provisions of this Section 3.13, the Trustee shall, within five days thereafter, mail to all Holders of Units of the respective Trust Fund notice of such acquisition, including an identification of the failed Special Security and the New Security acquired.

                The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the
          Depositor provided in this Section 3.13, and in the absence of such direction the Trustee shall have no duty to make any purchase. The Depositors shall not be liable for errors of judgment in respect of this
          Section 3.13; provided however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

     (n)   The phrase "in an amount which shall not exceed  $0.15
per 1000 Units" in the first sentence of Section 3.14 shall be amended to read "as set forth in the Prospectus per Unit".

     (o)   Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.15:

     "Section 3.15. Bookkeeping and Administrative Expenses.   As
compensation  for providing bookkeeping and other  administrative
services  of  a  character  described  in  Section 26(a)(2)(C)  of   the
Investment Company Act of 1940 to the extent such services are in addition  to, and do not duplicate, the services to  be  provided hereunder  by  the  Trustee  or  the  Portfolio  Supervisor,  the
Depositor   shall  receive  against  a  statement  or  statements
therefor  submitted  to  the  Trustee  monthly  or  annually   an
aggregate annual fee in an amount which shall not exceed $0.00010 times  the  number of Units outstanding as of January 1  of  such year  except  for  a year or years in which an  initial  offering period as determined by Section 4.01 of this Indenture occurs, in which  case the fee for a month is based on the number  of  Units outstanding at the end of such month (such annual fee to  be  pro rated  for  any  calendar  year in which the  Depositor  provides service during less than the whole of such year), but in no event shall  such  compensation  when combined  with  all  compensation
received  from  other  unit  investment  trusts  for  which   the
Depositor  hereunder is acting as Depositor  for  providing  such bookkeeping  and  administrative services in  any  calendar  year exceed  the  aggregate  cost to the Depositor  for  the  cost  of
providing   services  to  such  unit  investment  trusts.    Such
compensation  may, from time to time, be adjusted  provided  that the  total  adjustment  upward does not,  at  the  time  of  such adjustment,  exceed the percentage of the total  increase,  after the  date hereof, in consumer prices for services as measured  by the  United  States  Department of  Labor  Consumer  Price  Index
entitled "All Services Less Rent of Shelter" or similar index, if
such  index  should  no  longer be  published.   The  consent  or
concurrence  of any Unit holder hereunder shall not  be  required for any such adjustment or increase.  Such compensation shall  be paid  by  the Trustee, upon receipt of invoice therefor from  the
Depositor,  upon which, as to the cost incurred by the  Depositor of  providing services hereunder the Trustee may rely, and  shall be  charged  against the Interest and Principal  Accounts  on  or before the Distribution Date following the Monthly Record Date on
which  such  period  terminates.   The  Trustee  shall  have   no
liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15.

     Any moneys payable to the Depositor pursuant to this Section
3.15 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein."

     (p) All provisions regarding the Distribution Date included in Section 3.05 of Article III of the Standard Terms and Conditions of Trust are hereby amended to change the Distribution Date from the first day of the month following the Record Date to the last day of the month in which the Record Date occurs.

     (q)   Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.16:

          "Section 3.16. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Principal Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Principal Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     (r)   Notwithstanding anything to the contrary  in  Sections
3.16 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

     (s) The phrase "of $0.30 per 1,000 Units" in the first sentence of Section 4.03 shall be amended to read "as set forth in the Prospectus per Unit".

     (t)   Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i)   The  third  sentence of the  first  paragraph  of
     Section 5.01 shall be amended by adding the following at the conclusion thereof: ", plus (d) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (e) all other assets of the Trust."

          (ii) The following shall be added at the end of the first paragraph of Section 5.01:

               Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     (u)   The  first sentence of the first paragraph of  Section
5.02 of the Standard Terms and Conditions of Trust shall be replaced with the following:

     "Any Unit evidenced by a Certificate tendered for redemption by a Certificateholder or his duly authorized attorney or any Unit held in uncertificated form tendered by a Holder of Units or his duly authorized attorney by means of an appropriate request for redemption in a form approved by the Trustee to the Trustee at its unit investment trust office in the City of New York, shall be paid by the Trustee on the third business day following the day on which tender for redemption is made in proper form (being herein called the "Redemption Date").

     (v) The phrase "equal to $0.90 per 1,000 Units" in the first sentence of Section 6.04 shall be amended to read "as set forth in the Prospectus per Unit".

     IN WITNESS WHEREOF, Nike Securities L.P., United States Trust Company of New York, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             NIKE SECURITIES L.P., Depositor


                             By     Robert M. Porcellino
                                    Senior Vice President


                             THE CHASE MANHATTAN BANK, Trustee


                             By     Rosalia A. Raviele
                                    Vice President
(SEAL)

Attest:


Joan A. Currie
Assistant Secretary

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                              By   James R. Couture
                                   President
(SEAL)

Attest:

James G. Prince
Vice President and
Assistant Secretary
                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By    Robert M. Porcellino
                                    Senior Vice President



                               -3-
                  SCHEDULE A TO TRUST AGREEMENT

                      SECURITIES DEPOSITED
                               IN
    THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 72
                          AND SERIES 73

(Note:Incorporated  herein and made a  part  hereof  is  the
      "Portfolio" for Series 72 and Series 73 as set forth in the Prospectus and any other securities that may be deposited subsequent to the Initial Date of Deposit pursuant to this Trust Agreement.)




Dated: March 12, 1998


     Pursuant to Section 2.01 of the Trust Agreement dated March 12, 1998 among Nike Securities L.P., as Depositor, United States Trust Company of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor (the "Trust Agreement"), the Depositor hereby certifies to the Trustee as follows:

          (a) The additional securities listed in Appendix A hereto are hereby deposited in trust and have a substantially equal percentage relationship between the principal amounts of the Securities of specified interest rates and years of maturity as specified in the Trust's prospectus dated March 12, 1998.

          (b)    In  accordance with Section 2.03  of  the  Trust
     Agreement, an additional ______________ Units should be issued as a result of the deposit referred to in (a) above. Taking into account the above Units, the total number of Units in the Trust issued as of the date of this notice is_____________

          (c) Taking into account that Units issued in (b) above, the fractional undivided interest in and ownership of the Trust represented by each Unit is _________


                              NIKE SECURITIES L.P.

                              By